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                                                                    EXHIBIT 16

[Ernst & Young LLP letterhead]

December 19, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                     The PNC Financial Services Group, Inc.
                         (Commission File Number 1-9718)

We have read Item 4 of The PNC Financial Services Group, Inc.'s Form 8-K dated December 18, 2001, and are in agreement with the statements contained therein.

                                            Yours very truly,

                                            /s/ Ernst & Young LLP



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